Exhibit 2.1

                         UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF CONNECTICUT
                               NEW HAVEN DIVISION

In re:

INFORMATION MANAGEMENT                       CHAPTER 11
ASSOCIATES, INC. d/b/a IMA,
                                             CASE NO. 00-33268 (LMW)
                  Debtor

              MOTION TO MODIFY PLAN OF REORGANIZATION AS AMENDED
              --------------------------------------------------

      Information Management Associates, Inc. d/b/a IMA, by its undersigned attorneys, represents:

      1. On December 28, 2001, the Order Confirming the Debtor's Plan of Reorganization, as Amended (the "Plan") was entered.

      2. The Plan provides that only Shareholders of Record as of the close of business on December 24, 2001 (the "Record Date") as determined by the records of the Debtor's transfer agent are entitled to distributions under the Plan.

      3. The Debtor's transfer agent, however, did not close its books until January 8, 2002. As a result, transfers occurred between December 24, 2001 and January 8, 2002.

      4. The Debtor seeks to modify the Plan so that the Record Date is changed to the close of business on January 8, 2002.

      5. This will not prejudice any shareholders who relied on December 24, 2001 as the Record Date. The modification will prevent, however, shareholders who acquired their shares between December 24, 2001 and when the transfer agent's books were closed from being prejudiced.



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      6.    The Debtor's Plan has not been  substantially  consummated and the
Plan as modified satisfies the requirements of 11 U.S.C. Sections 1122 and 1123.

      Wherefore, the Debtor Prays that the Order annexed hereto be granted for such other and further relief as the Court deems just and proper under the Order.

      Dated this 10th day of January 2002 at Bridgeport, Connecticut.

                        ZEISLER & ZEISLER, P.C.
                        Attorneys for Information Management Associates, Inc.


                        By:   /s/ James Berman
                              ------------------------------------------
                              James Berman (ct06027)
                              558 Clinton Avenue
                              P.O. Box 3186
                              Bridgeport, CT 06605-0186
                              (203) 368-4234